                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              -------------------

                                  FORM 8-K/A

                                AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  JANUARY 1, 1997

                               PINKERTON'S, INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                 1-11841                     13-5318100
(State or Other Jurisdiction     (Commission                 (IRS Employer
     of Incorporation)           File Number)              Identification No.)

       15910 Ventura Boulevard, Suite 900, Encino, California  91436-2810
             (Address of Principal Executive Offices)   (Zip Code)


      Registrant's telephone number, including area code:  (818) 380-8800

Item 2.   Acquisition or Disposition of Assets.

       Effective on January 1, 1997, Pinkerton's, Inc. (the "Registrant") acquired all of the capital stock of WKD Security GmbH, a German company with its registered office in Bisingen, Germany and its principal business office in Bisinger Berg, 72336 Bisingen, registered in the Commercial Register of Hechingen under HRB 300 ("WKD"). The Registrant acquired the stock through a German partnership organized for that purpose, the partners of which are German subsidiary companies that are ultimately wholly owned by the Registrant. WKD provides security officer services and transports cash and valuable goods and will continue to conduct these businesses.

       The Registrant paid consideration for the WKD capital stock of DM 35 million ($22.6 million). In addition, the acquisition agreement provides for the sellers to receive a distribution from WKD of three fourths of WKD's 1996 profits. The amount of consideration was negotiated between the Registrant and WKD's stockholders. In negotiating the consideration, the Registrant considered projected rates of return on investment, the strategic significance of the acquisition, the management experience of WKD personnel, the tax effects of the transaction, and other factors. Of the DM 35 million paid by the Registrant, DM
17.5 million was from working capital and DM 17.5 million was borrowed under the Registrant's unsecured revolving credit facility for which Citicorp USA Inc. serves as agent.

       The capital stock of WKD was acquired from its three stockholders: Ms. Alexandra von Rohr, Dr. Alard von Rohr and the Stiftung fur Kriminalpravention - Klaus Stullenberg - gemeinnutzige GmbH (a charitable trust or foundation).

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired.

          Financial Statements of WKD Security GmbH for the year ended December 31, 1996

      (b) Pro Forma Financial Information.

          Pinkerton's, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 27, 1996

          Pinkerton's, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended
          December 27, 1996

      (c) Exhibits.

          The following exhibits have been filed with this report:

     Exhibit
     Number     Description
     ------     -----------

     2.1 Share Purchase and Assignment Agreement dated October 10, 1996 by and among WKD Pinkerton Security Services GmbH & Co. KG and Ms. Alexandra von Rohr, Dr. Alard von Rohr and Stiftung fur Kriminalpravention - Klaus Stullenberg - gemeinnutzige GmbH.

     23.1       Consent of KPMG Deutsche Treuhand-Gesellschaft.

                                                                       Item 7(a)








                   Financial Statements for the year ended
                   December 31, 1996

                   WKD Security GmbH

                [LETTERHEAD OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT]

                          INDEPENDENT AUDITORS' REPORT



The Shareholder

WKD Security GmbH


We have audited the balance sheet of WKD Security GmbH, Bisingen, Germany, (WKD) as of December 31, 1996 and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Germany and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WKD Security GmbH as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in Germany.

Generally accepted accounting principles in Germany require that comparative figures be shown in the financial statements for the preceding fiscal year. For the reasons described in Note 1, such comparative figures have been omitted in the accompanying financial statements.

Generally accepted accounting principles in Germany differ in certain significant respects from generally accepted accounting standards in the United States. Such differences as they relate to the financial statements of WKD Security GmbH are described in Note 5.

Frankfurt am Main, February 14, 1997

/s/ KPMG Deutsche Treuhand-Gesellschaft AG

WKD Security GmbH, Bisingen

                     Balance Sheet as of December 31, 1996



Assets

                                                 December 31, 1996
                                                 -----------------
                                                 DM             DM
A.  Fixed assets
I.  Intangible assets                            18,030.00
    -----------------
II. Property, plant and equipment
    -----------------------------
    1. Land and buildings                        829,002.00
    2. Other equipment, operational and
       office equipment                          317,890.00
                                                 ----------
                                                              1,164,922.00
B.  Current assets

I.  Inventories                                   53,112.95
    -----------
II. Accounts receivable and other assets
    ------------------------------------
    1. Trade accounts receivable               3,647,390.79
    2. Other assets                              327,817.93

III.  Cash on hand and in banks                2,113,021.55
      -------------------------                ------------
                                                              6,141,343.22
C.  Prepaid expenses                                             17,726.05
                                                              ------------
                                                              7,323,991.27
                                                              ============


Equity and liabilities

                                                 December 31, 1996
                                                 -----------------
                                                 DM             DM
A.  Equity
I.  Capital subscribed                          700,000.00
II. Retained earnings                         1,312,728.42
                                              ------------
                                                              2,012,728.42

B.  Accruals
   1. Tax accruals                              812,601.42
   1. Other accruals                          1,798,369.53
                                              ------------
                                                              2,610,970.95
C.  Liabilities
   1. Trade accounts payable                    222,744.85
   2. Other liabilities
      (due after one year)                    2,471,118.45
                                              ------------
                                                               2,693,863.30


D.  Deferred Income                                                6,428.60
                                                               ------------
                                                               7,323,991.27
                                                               ============

WKD Security GmbH,
Bisingen

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                   1996
                                                                       -----------------------------
                                                                       DM              DM
  1.  Sales                                                            35,722,169.62
  2.  Other operating income                                              538,612.57
                                                                       -------------
                                                                                       36,260,782.19

  3.  Personnel expenses
       a)  Wages and salaries                                          21,381,365.38
       b)  Social security, pension and other benefit costs             3,955,333.63
                                                                       -------------

                                                                                       25,336,699.01

  4.  Cost of materials                                                                   301,551.43
  5.  Depreciation on intangible assets
         and property, plant and equipment                                                237,803.84
  6.  Other operating expenses                                                          3,709,960.00
                                                                                       -------------
                                                                                       29,586,014.28
                                                                                       -------------
                                                                                        6,674,767.91
  7.  Other interest and similar income                                    86,544.33
  8.  Interest and similar expenses                                         1,469.57
                                                                           ---------
                                                                                           85,074.76
                                                                                        ------------
  9.  RESULT FROM ORDINARY OPERATIONS                                                   6,759,842.67

 10.  Taxes on income                                                                   3,008,038.11
 11.  Other taxes                                                                          39,076.14
                                                                                        ------------

 12.  NET INCOME                                                                        3,712,728.42
                                                                                        ============


WKD Security GmbH, Bisingen

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                         1996
                                                                     ------------
                                                                          DM
I.    Cash flow from operating activities:
      Profit for the year                                            3,712,728.42
      Depreciation                                                     237,803.84
      Changes in operating assets and liabilities:
         Increase in inventories                                          -193.85
         Increase in accounts receivable, net                         -287,195.96
         Decrease in other current assets                              188,101.31
         Decrease in prepaids                                            8,950.22
         Decrease in accrued tax expenses                             -174,928.89
         Increase in accrued expenses                                  402,948.05
         Decrease in accounts payable                                 -697,729.14
         Payment of obligations due to shareholders                   -287,106.20
         Decrease in other liabilities                                -139,236.37
         Increase in deferred income                                     6,428.60
                                                                     ------------
      Net cash provided by operating activities                      2,970,570.03
                                                                     ------------

II.   Cash flow from investing activities

      Additions to property, plant and equipment                      -110,954.04
      Additions to intangible assets                                   -20,064.80
      Proceeds from disposal of property, plant and equipment              826.00
                                                                     ------------

      Net cash used in investing activities                           -130,192.84
                                                                      -----------

 III. Cash flow from financing activities

      Dividend payments to shareholders for fiscal year 1995        -2,756,309.97
      Interim dividend for fiscal year 1996                         -2,400,000.00
                                                                    -------------
      Net cash used in financing activities                         -5,156,309.97
                                                                    -------------

      Net change in cash and cash equivalents                       -2,315,932.78

      Cash and cash equivalents at beginning of period               4,428,954.33
                                                                    -------------

      Cash and cash equivalents at end of period                     2,113,021.55
                                                                    =============

WKD Security GmbH, Bisingen

                             Notes to the Accounts
                      for the year ended December 31, 1996

1. Accounting and valuation principles
   -----------------------------------

   The financial statements for the year ended December 31, 1996 have been prepared in accordance with the provisions of the German Commercial Code
   (HGB) and the Law on Limited Liability Companies (GmbHG).

   According to HGB Paragraph 265(2), comparative figures for the preceding fiscal year are to be included in the financial statements. However, since these financial statements have been prepared for the purpose of a filing with the United States Securities and Exchange Commission (SEC), and the applicable SEC rules require only that financial statements for the year ended December 31, 1996 be presented, comparative figures for the preceding fiscal year have been omitted.

   The profit and loss account has been prepared under application of the total cost procedure.

   The accounting and valuation methods have been applied consistent with the prior year's principles and subject to the general commercial regulations of
   (S)(S)252 - 256 HGB as well as the special regulations for corporations according to (S)(S)279 - 283 HGB.

   Foreign currency invoices are valued at the exchange rate on the day of payment.


   Individual balance sheet items are explained hereunder:

   Intangible assets are recorded at their acquisition cost, less
   -----------------
   amortization.

   Property, plant and equipment are valued at acquisition or
   -----------------------------
   manufacturing cost, net of depreciation. For assets acquired during the first half of the fiscal year, a full year's depreciation expense is recorded; for acquisitions in the second half of the year, a half year's depreciation is provided. Minor value assets are expensed when acquired.

   Inventories are recorded at aquisition cost.
   -----------

   Other assets are valued at the nominal value.
   ------------

   Other accruals are shown at the amount necessary according to
   --------------
   reasonable business judgement and in compliance with the principle of prudence.

   Liabilities are recorded at their redemption amount.
   -----------


2. Further details to the balance sheet and the profit and loss account
   --------------------------------------------------------------------

   Details of intangible assets and property, plant and equipment are
              -----------------     -----------------------------
   given in the attached fixed asset summary.

                              FIXED ASSET SUMMARY


                                                         Acquisition costs
                                                         -----------------

                                        Jan. 1, 1996   Additions    Disposals    Dec. 31, 1996
                                        ------------   ---------    ---------    -------------
                                             DM            DM          DM             DM

Software                                  107,428.90    20,064.80        0.00     127,493.70


Property, plant and equipment

Land and buildings                      1,364,013.51         0.00        0.00    1,364,013.51

Machinery and office equipment          2,316,011.77   110,954.04   243,784.00   2,183,181.81
                                        ------------   ----------   ----------   ------------
                                        3,680,025.28   110,954.04   243,784.00   3,547,195.32
                                        ------------   ----------   ----------   ------------
                                        3,787,454.18   131,018.84   243,784.00   3,674,689.02
                                        ============   ==========   ==========   ============


                                                   Depreciation and amortization
                                                   -----------------------------

                                         Jan. 1, 1996   Additions   Disposals   Dec. 31, 1996
                                         ------------   ---------   ---------   -------------
                                              DM           DM           DM           DM
Software                                   106,553.90     2,909.80        0.00    109,463.70
                                           ----------   ----------  ----------  ------------

Property, plant and equipment


Land and buildings                         441,783.51    93,228.00        0.00    535,011.51

Machinery and office equipment           1,966,583.77   141,666.04  242,958.00  1,865,291.81
                                         ------------   ----------  ----------  ------------
                                         2,408,367.28   234,894.04  242,958.00  2,400,303.32
                                         ------------   ----------  ----------  ------------
                                         2,514,921.18   237,803.84  242,958.00  2,509,767.02
                                         ============   ==========  ==========  ============

                                                                  Book value
                                                                  ----------
                                                       Dec. 31, 1996      Dec. 31, 1995
                                                       -------------      -------------
                                                            DM                 DM

Software                                                  18,030.00             875.00
                                                       ------------        ------------


Property, plant and equipment

Land and buildings                                       829,002.00         922,230.00

Machinery and office equipment                           317,890.00         349,428.00
                                                       ------------       ------------
                                                       1,146,892.00       1,271,658.00
                                                       ------------       ------------
                                                       1,164,922.00       1,272,533.00
                                                       ============       ============

   Retained earnings are made up as follows:

                                                                  DM
                                                             -------------
     Net income for 1996                                      3,712,728.42
     Retained earnings at the beginning of
      the fiscal year                                         2,756,309.97
     Dividend payments for fiscal year 1995                  -2,756,309.97
     Advance dividend for fiscal year 1996                   -2,400,000.00
                                                             -------------
     Retained earnings as of December 31, 1996                1,312,728.42
                                                             =============

   Other accruals include mainly accruals for contributions to the
   --------------
   workmen's compensation board (KDM 578), for vacation (KDM 535), bonus (KDM 307), and insurance premiums for money transport (KDM 219).


   All liabilities are due within one year.
       -----------


   A breakdown of revenues according to the lines of business follows:

Line of business                   DM `000
----------------                   -------
Security guard                      21.108
Money and valuables transport        7.521
Patrol                               6.208
Alarms                                 794
Security consulting                     91
                                    ------
                                    35.722
                                    ======

   Other operating income includes income relating to prior accounting
   ----------------------
   periods resulting mainly from a release of accruals (KDM 172) and release of the general bad debt provision (KDM 58).

3. Other financial liabilities according to (S)285 No. 3 HGB
   ---------------------------------------------------------

   At the balance sheet date, other financial obligations amount to KDM
                              ---------------------------
   1,782.


4. Other obligatory disclosures
   ----------------------------

   During 1996 the Company employed on average 708 staff members, of which 35 were salaried employees.


   The sole representing managing director of the Company was:

                Mr. Klaus Stullenberg, Geldern.


   Proposed distribution of earnings

   In a shareholders' resolution an advanced distribution of earnings amounting to DM 2,400,000.00 was approved. The shareholders' resolution as well as the proposed distribution of profit were considered for the corporation income tax accrual for 1996. The income tax accrual was calculated under the assumption of a full profit distribution.


5. Significant differences between German statutory accounts and US GAAP
   ---------------------------------------------------------------------

   Under German statutory accounting rules, the criteria for the determination of capital leases differ significantly from the criteria applied under generally accepted accounting pricnciples in the United States (US GAAP). As a result, under US GAAP, certain of the leased vehicles of the company would be shown as capital leases in the balance sheet. In the German statutory books, rent expense, rather than depreciation and interest expense, is recognized in each accounting period for these leases, since the leased property is not recorded as an asset and the related financing is not recorded as a liability of the lessee.

   Except for the above, there are no departures from US GAAP in the German statutory accounts which would have a material effect on either net income or equity.

   Under US GAAP the classification of amounts in the statement of operations and balance sheet would be different than as reported in the German statutory accounts.

                                                                       Item 7(b)


                       Pinkerton's, Inc. and Subsidiaries
                   Unaudited Pro Forma Condensed Consolidated
                              Financial Statements


The unaudited pro forma condensed consolidated balance sheet as of December 27, 1996 assumes that the acquisition of all of the capital stock of WKD Security GmbH ("WKD") had occurred on December 27, 1996 and accordingly is reflected in the financial position of Pinkerton's, Inc. ("Pinkerton") as of December 27, 1996.

The unaudited pro forma condensed consolidated statement of earnings for the year ended December 27, 1996 present the results of operations of Pinkerton assuming the WKD acquisition had been consummated as of the beginning of the period presented.

The unaudited pro forma condensed financial statements have been prepared by Pinkerton and all calculations have been made upon assumptions deemed appropriate. The unaudited pro forma condensed financial statements were prepared using the accounting policies of both Pinkerton and WKD. The preliminary allocations of the purchase price, which will be subject to further adjustments as Pinkerton finalizes the allocation of the purchase price in accordance with generally accepted accounting principles, are included in the unaudited pro forma condensed financial statements.

The unaudited pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisition had been consummated on the dates indicated.
In addition, the unaudited pro forma financial information does not purport to be indicative of results of operations or financial position which may be achieved in the future.

The unaudited pro forma financial information should be read in conjunction with Pinkerton's consolidated financial statements and notes thereto contained in the 1996 Annual Report to Stockholders and incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 27, 1996.

                      PINKERTON'S, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 27, 1996
                                (IN THOUSANDS)

                                                                                                            UNAUDITED
                                           PINKERTON'S, INC.    WKD SECURITY GMBH (1)     ACQUISITION       PRO FORMA
                                           DECEMBER 27, 1996      DECEMBER 31, 1996       ADJUSTMENTS         AMOUNT
                                           -----------------      -----------------       -----------       ---------
Assets
Current assets:
  Cash and cash equivalents                         $ 33,761                 $1,363        ($22,600)(4)      $ 12,524
  Investment in marketable securities                  8,460                      -               -             8,460
  Accounts receivable, net                           134,483                  2,353               -           136,836
  Inventory                                            3,799                     34               -             3,833
  Prepaid expenses and taxes                          11,566                     12               -            11,578
  Deferred income taxes                                7,121                      -               -             7,121
                                           --------------------------------------------------------------------------
Total current assets                                 199,190                  3,762         (22,600)          180,352
                                           --------------------------------------------------------------------------

Equipment and leasehold
  improvements, net                                   14,977                    752            (208)(2)        15,521

Other assets:

  Intangible assets, net                              57,311                      -          22,118(3)         79,429
  Deferred income taxes                               23,467                      -               -            23,467
  Other                                               20,336                    211            (270)(5)        20,277
                                           --------------------------------------------------------------------------
Total other assets                                   101,114                    211          21,848           123,173
                                           --------------------------------------------------------------------------

Total assets                                        $315,281                 $4,725           ($960)          319,046
                                           ==========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                  $  9,790                 $  144              90(7)         10,024
  Accrued liabilities                                 76,366                  3,283             248(13)        79,897
  Current maturities of long-term                          -                      -               -
  debt                                                 8,575                      -               -             8,575
                                           --------------------------------------------------------------------------
Total current liabilities                             94,731                  3,427             338            98,496
                                           --------------------------------------------------------------------------

Accrued retirement benefits and other
  non-current liabilities                             52,856                      -               -            52,856


Long-term debt, less current maturities               37,313                      -               -            37,313

Stockholders' equity:

  Capital stock                                            8                    451            (451)(6)             8
  Additional paid-in capital                          74,887                      -               -            74,887
  Other adjustments                                   (5,441)                     -               -            (5,441)
  Retained earnings                                   60,927                    847            (847)(6)        60,927
                                           --------------------------------------------------------------------------
Total stockholders' equity                           130,381                  1,298          (1,298)          130,381
                                           --------------------------------------------------------------------------

Total liabilities and stockholders'                 $315,281                 $4,725           ($960)         $319,046
 equity
                                           ==========================================================================

     See accompanying Notes to Unaudited Pro Forma Condensed Consolidated
                             Financial Statements

                      PINKERTON'S, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                               DECEMBER 27, 1996
                                (in thousands)

                                            PINKERTON'S, INC.                                               UNAUDITED
                                           FOR THE YEAR ENDED    WKD SECURITY GMBH (8)    ACQUISITION       PRO FORMA
                                            DECEMBER 27, 1996      DECEMBER 31, 1996      ADJUSTMENTS         AMOUNT
                                            -----------------      -----------------      -----------         ------

Service revenues                                  $906,247              $23,758                -             $930,005

Cost of services                                   791,877               18,275              (44)(9)          810,108
                                            -------------------------------------------------------------------------

Gross profit                                       114,370                5,483               44              119,897

Operating expenses                                  81,256                1,069                -               82,325

Amortization of intangible assets                    9,335                    -            1,475 (10)          10,810
                                            -------------------------------------------------------------------------

Operating profit                                    23,779                4,414           (1,431)              26,762

Other (income) deductions:

  Interest income                                   (2,393)                 (58)               -               (2,451)
  Interest expense                                   4,646                    -              928 (11)           5,574
  Other                                             (1,962)                   -                -               (1,962)
                                            -------------------------------------------------------------------------
                                                       291                  (58)             928                1,161
                                            -------------------------------------------------------------------------

Income before taxes                                 23,488                4,472           (2,359)              25,601
Provision for taxes                                 11,038                2,000           (1,700)(12)          11,338
                                            -------------------------------------------------------------------------
Net income                                        $ 12,450              $ 2,472        $    (659)              14,263
                                            =========================================================================

New income per common share                          $1.46                    -                -                $1.67
                                            =========================================================================
Weighted average common shares and
   common share equivalents
   outstanding                                       8,531                    -                -                8,531
                                            =========================================================================

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Statements

                       PINKERTON'S, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


(1) Condensed from the audited balance sheet of the WKD Security GmbH ("WKD") Financial Statements for the year ended December 31, 1996 and translated from German Deutsche Marks into U.S. dollars at the year end exchange rate.

(2) To record the estimated decrease to fair market value of the property and equipment owned by WKD.

(3)  Represents estimated goodwill from acquisition.

(4) Represents the purchase price of $22,600 (DM35,000) consisting of $11,600 (DM18,000) borrowed in December 1996 under the Company's revolving line of credit with the balance of the acquisition price, or $11.0 million, being paid from the Company's general funds.

(5) Represents the reclassification of WKD acquisition costs incurred by Pinkerton from other assets to intangible assets.

(6)  Represents the elimination of the net worth of WKD.

(7) Represents estimated additional acquisition related fees and expenses incurred by Pinkerton.

(8) Condensed from the audited statement of operations of WKD for the fiscal year ended December 31, 1996 and translated from German Deutsche Marks using the applicable average exchange rates for fiscal 1996.

(9)  Reduction in depreciation expense on revalued property and equipment.

(10) Represents the amortization of goodwill generated by the acquisition on a straight line basis over 15 years.

(11) Represents additional interest expense attributable to the bank debt used to finance a portion of the acquisition cost.

(12) Recognizes pro forma tax adjustments, calculated using statutory rates for the applicable period, resulting from pro forma acquisition adjustments and the utilization of 1996 losses from other operations in Germany.

(13) In accordance with normal practice and pursuant to the purchase agreement, an advance distribution of 1996 earnings in the amount of $1,548 (DM 2,400) was made to the WKD shareholders in October 1996. The remaining balance of the authorized 1996 dividend to the WKD shareholders was accrued as an acquisition adjustment.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PINKERTON'S, INC.

     Date: March 14, 1997        By:  /s/ Denis R. Brown
                                      -------------------------------
                                      Denis R. Brown
                                      President and
                                      Chief Executive Officer

                                 EXHIBIT INDEX

     2.1 Share Purchase and Assignment Agreement dated October 10, 1996 by and among WKD Pinkerton Security Services GmbH & Co. KG and Ms. Alexandra von Rohr, Dr. Alard von Rohr and Stiftung fur Kriminalpravention -Klaus Stullenberg - gemeinnutzige GmbH.*

     23.1   Consent of KPMG Deutsche Treuhand-Gesellschaft.



     ___________
     * Previously filed.